UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

AIRGAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37851	20-0281763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 150 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 579-0200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective as of November 7, 2016, upon the recommendation of the nominating and corporate governance committee, and pursuant to the bylaws of Airgain, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company appointed Joan Gillman to the Board. Ms. Gillman was appointed as a Class III director, with an initial term expiring at the 2019 annual meeting of stockholders of the Company, and was named to serve on the Board’s audit committee, compensation committee and nominating and corporate governance committee.

Upon joining the Board, Ms. Gillman was granted an option to purchase 10,000 shares of common stock of the Company with an exercise price of $12.11 which is equal to the fair market value per share of the common stock on the date of grant, in accordance with the Company’s non-employee director compensation program. The option award will have a term of ten years from the date of grant and will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to Ms. Gillman’s continued service on the Board through the applicable vesting date. Ms. Gillman will also receive cash compensation for her service on the Board and for her service as a member of the audit, compensation and nominating and corporate governance committee in accordance with the Company’s non-employee director compensation program. The non-employee director compensation program is described in further detail in, and was filed as Exhibit 10.13 to, the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on July 15, 2016 (the “Registration Statement”). Ms. Gillman will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.4 to the Registration Statement.

There are no arrangements or understandings between Ms. Gillman and any other persons pursuant to which either of them was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. Gillman and the Company. The Board has determined that Ms. Gillman meets the applicable independence requirements of The NASDAQ Stock Market LLC.

Effective November 7, 2016, in connection with Ms. Gillman’s appointment to the Board and its committees, Ms. Gillman replaced Francis X. Egan as a member of the compensation committee, Frances Kordyback as a member of the audit committee and Charles Myers as a member of the nominating and corporate governance committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAIN, INC.

Date: November 8, 2016	By:	/s/ Leo Johnson
	Name:	Leo Johnson
	Title:	Chief Financial Officer and Secretary